Exhibit 10.1

SECOND AMENDMENT

TO

CONAGRA BRANDS, INC.

VOLUNTARY DEFERRED COMPENSATION PLAN

(January 1, 2017 Restatement)

WHEREAS Conagra Brands, Inc. (the “Company”) sponsors the Conagra Brands, Inc. Voluntary Deferred Compensation Plan, effective January 1, 2017 (the “Plan”); and

WHEREAS, the Company’s Human Resources Committee (the “HRC”) has the authority, pursuant to Section 9.1 of the Plan, to amend the Plan; and

WHEREAS, the HRC desires to amend the Plan to (1) remove the end of year employment requirement to receive employer contributions and (2) provide for mid-year participation for employees of Pinnacle Foods, Inc.

NOW, THEREFORE, the Plan is amended, effective as of the dates set forth herein, in the following respects:

1.    Article II of the Plan is amended, effective January 1, 2019, by adding a new paragraph after the current first paragraph to read as follows:

“Prior to March 1, 2019, no employee of Pinnacle Foods, Inc. shall be eligible to participate in the Plan. Effective as of March 1, 2019, any active Pinnacle Foods, Inc. employee who either has been selected by, and at the sole and absolute discretion of, the Human Resources Committee, or who is both categorized by the Company or a Related Company as a grade level 23 or higher, and who has an annual base salary that equals or exceeds $125,000 (a “Pinnacle Participant”) shall become eligible to participate in and make Compensation Deferral Contributions under the Plan. Notwithstanding any provision to the contrary, Section 3.4 shall apply to each Pinnacle Participant’s elections under the Plan with respect to 2019.”

2.    The first paragraph of Section 3.2 of the Plan is amended, effective January 1, 2019, by adding a sentence at the end thereof to read as follows:

“Any Participant whose Separation from Service occurs prior to the last day of the Plan Year shall remain eligible for Employer Matching Contributions for such Plan Year.”

3.    The first paragraph of Section 3.3 of the Plan is amended, effective January 1, 2019, to read as follows:

“3.3 Employer Non-elective Contributions. The Employer will credit, at the end of each Plan Year, an eligible Participant’s 409A Account with an Employer Non-elective Contribution equal to 3% of such Participant’s normal compensation and short term incentive in excess of the Code Section 401(a)(17) limitation in effect for such Plan Year. Any Participant whose Separation from Service occurs prior to the last day of the Plan Year shall remain eligible for Employer Non-Elective Contributions for such Plan Year.

If a Participant is not permitted to make Compensation Deferral Contributions in the first year of hire, an Employer Non-elective Contribution equal to 9% of such Participant’s normal compensation and short term incentive in excess of the applicable Code Section 401(a)(17) limitation will be made for such Participant in his or her first Plan Year of participation, and such amount will be credited to the Participant’s 409A Account as of the end of such first Plan Year.”

4.    A new Section 3.4 will be added to the Plan, effective March 1, 2019, to read as follows:

“3.4 2019 Treatment of Pinnacle Employees. Except for any Pinnacle Participant who, during the 24 month period ending on March 1, 2019, was eligible to participate in the Pinnacle Foods Supplemental Savings Plan (“PFSSP Eligible Employee”), a Pinnacle Participant may make a Compensation Deferral Contribution election for 2019 during the enrollment window chosen by the Company, which shall be within 30 days after the date the Pinnacle Participant first becomes eligible to participate in the Plan; provided that such election may apply only to base salary attributable to services to be performed subsequent to the election and paid on or after April 1, 2019. With respect to a PFSSP Eligible Employee, his or her Compensation Deferral Contribution election made in 2018 shall apply only to base salary attributable to services to be performed and salary paid on or after April 1, 2019.

Compensation for purposes of calculating Employer Matching Contributions and Employer Non-elective Contributions and determining any amount in excess of the Code Section 401(a)(17) limitation for 2019 for a Pinnacle Participant shall include all earnings from the Company or a Related Company paid to the Pinnacle Participant in 2019.

If a Pinnacle Participant does not make a Compensation Deferral Contribution for 2019, an Employer Non-elective Contribution equal to 9% of such Pinnacle Participant’s 2019 compensation in excess of the applicable Code Section 401(a)(17) limitation shall be made for such Pinnacle Participant, and such amount will be credited to the Pinnacle Participant’s 409A Account as of the end of the 2019 Plan Year.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on its behalf, by its officer duly authorized, this 5th day of December, 2018.

CONAGRA BRANDS, INC.

By:	/s/ Ryan Egan
Name:	Ryan Egan
Title:	Vice President of Human Resources

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